Exhibit 5.1

[Perkins Coie LLP letterhead]

June 27, 2007

MPC Corporation

906 E. Karcher Road

Nampa, ID 83687

Re:                             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (file no. 333-138529), as it may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), by MPC Corporation (formerly HyperSpace Communications, Inc.), a Colorado corporation (the “Company”), with respect to the issuance of up to 24,762,189 shares of our common stock (the “Common Stock”) by the selling shareholders identified in the Registration Statement.

We have examined the Registration Statement and such documents and records of the Company and other documents, matters of fact and questions of law as we have deemed necessary for the purposes of this opinion.  In such examination, we have assumed the following:  (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.  Our opinion is limited to matters governed by Colorado law and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. Based upon the foregoing, we are of the opinion that the outstanding Common Stock is validly issued, fully paid and nonassessable and upon exercise of warrants, conversion of debentures or conversion of notes as contemplated by the agreements governing such securities as described in the Registration Statement, the Common Stock issuable pursuant thereto will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ PERKINS COIE LLP